UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 28, 2008

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware __________________ (State or other jurisdiction of incorporation)	1-13884 ________________ (Commission File Number)	76-0451843 __________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

    On July 28, 2008, Cameron International Corporation (“Cameron”) announced that it has entered into a frame agreement for the supply of subsea production systems, including wellheads, trees, control systems, manifolds and chokes to a major development program offshore west Africa.  The order for the first phase of development under the agreement is worth approximately $800 million and includes 40 subsea trees and related equipment.  Deliveries are scheduled to begin in the second half of 2009.
    Cameron will expand its existing infrastructure in Angola to provide local machining and assembly operations in support of Cameron’s commitment to local content for these developments.
    The press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

     The following is being furnished as an exhibit to this report.

Exhibit Number	Exhibit Title or Description
Exhibit 99.1	Press Release of Cameron International Corporation, dated July 28, 2008 – Cameron In Agreement to Provide Subsea Systems Offshore Angola; Value of Initial Phase Estimated at $800 Million

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ Charles M. Sledge
Charles M. Sledge
Vice President and Chief Financial Officer

Date:                      July 28, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Cameron International Corporation, dated July 28, 2008 – Cameron In Agreement to Provide Subsea Systems Offshore Angola; Value of Initial Phase Estimated at $800 Million